2022 Tengyun online promotion project advertising contract

Party A: Xiamen Star Fashion, Culture and Media Co., LTD

Address: Room 2008, No.25, Jiahe Road, Siming District, Xiamen City

Legal Representative / Authorized Representative: Zhan Jie

Party B: Shenzhen Baiyi Brothers Network Technology Co., LTD

Address: Legal Representative 211-2, Building A, Area C, Baoan Internet Industry Base, No.2005, Xingye Road, Oyster Community, Xixiang Street, Shenzhen District / authorized Representative: Liu Qing

In accordance with the relevant provisions of the Civil Code of the People's Republic of China, Party A and Party B, based on the principle of equality and mutual benefit, shall settle through friendly consultation

Party A entrusts Party B to go online__The following contract is reached for advertising (including / ☑ and excluding advertising content design and production). Article 1 advertising

1.1. Advertising release name:

2022 Tengyun online Promotion 1.2.

Release Media: [see the attachment for details]

1.3. Advertising location (location): [see the attachment for details]

1.4. Specifications and forms of advertising: [Details shall be subject to the confirmation of both parties]. 1.5. Advertising period: [From January 1 to September 30, 2022]

1.6. Other advertising requirements: none.

Article 2 Fees and payment methods

2.1. The advertising fee determined in this Contract is RMB 4000000 (in words: four million only).

2.1.1. Within 10 working days from the signing of this Contract, Party A shall pay 50% of the total cost of RMB 2000,000 (Two million Yuan); Party A shall pay the balance of RMB 2,000,000 (Two Million Yuan) to Party B.

2.2. Before Party A pays, Party B shall issue a valid invoice of the same amount to Party A, otherwise Party A has the right to refuse payment.2.3. The collection account designated by Party B is as follows:

Bank: Industrial Bank, Shenzhen Henggang Sub-branch

Account name: Shenzhen Baiyi

Brothers Network Technology Co.,

LTD. Account number:

338210100100202601

Article 3 Rights and obligations of both parties

3.1. Party A shall have the right to supervise the progress and quality of Party B's advertising.

3.2 Party A shall provide the contents of the advertisement to Party A in the document format required by Party B 5 days before the publication of the advertisement, and the specification and size of the advertising content documents shall comply with the provisions of Party B and the promotion platform.

3.3 Party A shall guarantee that the advertisements will not violate any applicable laws, regulations, policies and public ethics, and will not damage the legitimate rights and interests of any third party. If Party A violates this warranty and causes any loss to Party B, Party A shall compensate Party B for the losses.

3.4. If Party A needs to adjust the time and content of the advertising, it shall submit the request within 3 days before the advertising, and Party B shall implement the plan in accordance with the adjusted plan.

3.5. Unless otherwise expressly stipulated in this contract, the advertising resources under this contract can only be used to promote the party a or the final advertisers (i. e., the actual provider of advertising products or services), without the prior written consent of party b, party a shall not through resale, transfer or any other way advertising resources under this contract to promote any other advertisers.

3.6. If Party A needs to entrust Party B to complete the design and production of the advertising content, Party A shall submit specific production requirements to Party B in writing before the agreed release date (or the date specified in the Advertising Schedule), and give Party B enough time for the design and production. After the design and production, Party B shall submit the advertising manuscript to Party A for review, and Party B shall release it only after the approval.

3.7. The specific advertising resources, advertising location, advertising forms, advertising specifications and other details provided by Party B to Party A shall be decided according to the 2022 Tengyun Online Promotion Service Table determined by both parties."2022 Tengyun Online Promotion Service Table" must be approved by Party A. After the 2022 Tengyun Online Promotion Service Form comes into force, it shall be an effective part of this Contract and shall be attached to this Contract.

Article 4 Liability for breach of contract

4.1. If either party breaches this Contract, the other party shall have the right to make oral or written representations with the other party, and shall have the right to hold the breaching party liable for breach in accordance with the relevant provisions of this Contract.

4.2. If Party B delays, interrupts or terminates the advertising without justifiable reasons, it shall be deemed to have breached the contract and Party A shall have the right to terminate this Contract and require Party B to compensate Party A for all losses incurred within ten (10) days and pay Party A 10% of the total contract price as liquidated damages.

4.3. If the agreed advertisement is misbroadcast or missing the advertisement, Party B shall provide compensation for Party A's advertising in accordance with the principles of "one mistake for one mistake" and "one omission for one mistake".

4.4 If Party A delays in making the payment and fails to pay within seven days after urging, Party B shall have the right to suspend the release of Party A's advertisements until Party A pays the corresponding advertising fees. If Party A delays in making the payment for more than 15 days, Party B shall have the right to terminate the release of Party A's advertisements and immediately terminate this Contract. For each day delayed, party B shall be paid liquidated damages of 1 / 10000 of the delayed part.

4.5. If Party A needs to terminate the advertising release under this Contract in whole or in part in advance, it shall notify Party B in writing in advance. The termination notice shall come into effect ten days after the receipt of the notice. Party A shall still pay all the advertising fees incurred before the notice takes effect in accordance with the contract.

4.6. Unless otherwise agreed in this contract, either party shall compensate the party, including but not limited to the direct economic losses, liquidated damages, compensation, litigation / arbitration fees, notary fees, appraisal fees, attorney fees, travel expenses and the third party, including but not limited to the aforementioned expenses

Gold, compensation.

Article 5 Force Majeure

5.1. If either party is unable to perform all or part of the obligations under the Contract due to force majeure such as natural disasters, epidemic situation, war, riot or government actions, both parties shall postpone the performance of the Contract or terminate the obligations of the force majeure event on the performance of the Contract.

5.2. Encounter force majeure party within the scope of the force majeure from default, but shall be within 24 hours after the occurrence of the other situation of the force majeure event, and within 7 days after the force majeure event to provide effective documents, at the same time, active measures shall be taken to reduce the loss caused by the force majeure event.

Article 6 Other

6.1. Written notice referred to in this Contract refers to the form of notice (i.e., mail, SMS, wechat, email) through the contact information agreed in the first part of the Contract. The notification will take effect since the logistics information shows the receipt, SMS, wechat, email arrive at the other party's software or system. If a party refuses to sign the notice materials without reason, the notice shall take effect from the date of refusing to sign.

6.2. Any dispute between the parties during the performance of the Contract may be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit with the People's Court of Siming District, Xiamen City.

6.3. Matters not covered herein shall be modified or supplemented by both parties; any modification or supplement shall be made

It shall come into force only after being signed and sealed by both parties, and shall have the same legal effect as this Contract.

6.4. This Contract is made in duplicate, with each party holding

one copy. It shall come into force upon the official seal / contract seal of both parties. [No text available below]

Party A: Xiamen Star Fashion, authorized:

Party B: Authorized Representative of Shenzhen Baijiao Brothers Network Technology Co., Ltd.:

Signing date: 年 月 日

2022.1.1

Appendix I. 2022 Tengyun Online Promotion Service Table

order number	Media location	quantity	unit	Purchase unit price	total
1	Sina Weibo mobile terminal information flow-recommendation bit (dynamic)	30000	cpm	70	2100000
2	Information flow schedule at the bottom of wechat public account (static)	25000	Cpm	30	750000
3	Wechat public account at the bottom of the information flow schedule delivery (dynamic)	20000	cpm	35	700000
4	Iqiyi mobile terminal variety channel focus chart	8	sky	600000	4800000
5	Youku video mobile terminal suspended advertising (static)	22000	Cpm	35	770000
6	Tencent video app information flow advertising (video form advertising)	20000	cpm	50	1000000
7	Tencent video post-patch advertising (other / the whole province) (dynamic)	17000	cpm	30	510000
subtotal:					10630000
3.6% off:					3826800
8	Sina entertainment secondary column page and the movie home page of the top bar 1000 * 90 bar	8000	cpm	80	640000
9	Weibo boot header area directional static version	8	sky	45000	360000
10	Watermelon video open screen screen (video)	5000	cpm	160	800000
subtotal:					1800000
1 discount:					180000
amount to:					4006800
Final preferential price:					4000000